Exhibit 99.3

NASD

LETTER OF ACCEPTANCE, WAIVER AND CONSENT

NO. ##

TO:	Market Regulation Department

NASD

RE:	Friedman, Billings, Ramsey & Co., Inc., Broker-dealer No. 25027

Emanuel J. Friedman, CRD No. 214565.

Nicholas J. Nichols, CRD No. 347673.

Pursuant to Rule 9216 of NASD Code of Procedure, Respondents submit this Letter of Acceptance, Waiver and Consent (“AWC”) for the purpose of proposing a settlement of the alleged rule violation described in Part II below. This AWC is submitted on the condition that, if accepted, NASD will not bring any future actions against Respondents alleging violations based on the same factual findings.

Respondents understand that:

1.	Submission of this AWC is voluntary and will not resolve this matter unless and until it has been reviewed and accepted by NASD’s Department of Enforcement and National Adjudicatory Council (“NAC”), pursuant to NASD Rule 9216;

2.	If this AWC is not accepted, its submission will not be used as evidence to prove any of the allegations against Respondents; and

3.	If accepted:

a.	this AWC will become part of Respondents’ permanent disciplinary records and may be considered in any future actions brought by NASD or any other regulator against them;

b.	this AWC will be made available through NASD’s public disclosure program in response to public inquiries about Respondents’ disciplinary records;

c.	NASD may make a public announcement concerning this agreement and the subject matter thereof in accordance with NASD Rule 8310 and IM-8310-2; and
d.	Respondents may not take any action or make or permit to be made any public statement, including in regulatory filings or otherwise, denying, directly or indirectly, any finding in this AWC or create the impression that the AWC is without factual basis. Nothing in this provision affects Respondents’ testimonial obligations or right to take legal or factual positions in litigation in which NASD is not a party.

Respondents also understand that their experience in the securities industry and relevant disciplinary history may be factors that will be considered in deciding whether to accept this AWC. That experience and history are as follows:

Friedman, Billings, Ramsey & Co., Inc. (“FBR”) became an NASD member in 1989. The firm has no relevant disciplinary history.

Emanuel J. Friedman was first registered with NASD in 1973. From 1989 until April 2006, Friedman was employed by FBR as either its Chairman or Co-Chairman. Upon his retirement on May 24, 2005, FBR filed a U-5 terminating his registration. He has not been registered with NASD since that date. Friedman, who held Series 7, 24, 27, 63, and 65 licenses, has no relevant disciplinary history.

Nicholas J. Nichols was first registered with NASD in 1986. From 1995 until April 2005, he was FBR’s Vice President and Chief Compliance Officer. Upon his retirement, FBR filed a U-5 terminating his registration on May 24, 2005. He has not been registered with NASD since that date. Nichols, who held Series 7 and 24 licenses, has no relevant disciplinary history.

I.

WAIVER OF PROCEDURAL RIGHTS

Respondents specifically and voluntarily waive the following rights granted under NASD’s Code of Procedure:

A.	To have a Formal Complaint issued specifying the allegations against them;

B.	To be notified of the Formal Complaint and have the opportunity to answer the allegations in writing;

C.	To defend against the allegations in a disciplinary hearing before a hearing panel, to have a written record of the hearing made and to have a written decision issued; and

D.	To appeal any such decision to the NAC and then to the U.S. Securities and Exchange Commission and a U.S. Court of Appeals.

Further, Respondents specifically and voluntarily waive any right to claim bias or prejudgment of the General Counsel, the NAC, or any member of the NAC, in connection with such person’s or body’s participation in discussions regarding the terms and conditions of this AWC, or other consideration of this AWC, including acceptance or rejection of this AWC.

Respondents further specifically and voluntarily waive any right to claim that a person violated the ex parte prohibitions of Rule 9143 or the separation of functions prohibitions of Rule 9144, in connection with such person’s or body’s participation in discussions regarding the terms and conditions of this AWC, or other consideration of this AWC, including its acceptance or rejection.

II.

ACCEPTANCE AND CONSENT

This matter arose out of the Department of Market Regulation’s investigation (No. 20050002450) of FBR’s investment banking relationship with Compudyne Corporation (“Compudyne” or “CDCY”), a homeland defense company, in 2001.

A.	Respondents hereby accept and consent, without admitting or denying the findings, and solely for the purposes of this proceeding and any other proceeding brought by or on behalf of NASD, or to which NASD is a party, prior to a hearing and without an adjudication of any issue of law or fact, to the entry of the following findings by NASD:

Policies and procedures

1.	During September and October 2001, FBR had in place written supervisory procedures requiring the maintenance of an information barrier (“Chinese Wall”) between the firm’s traders and principals and employees with non-public information, but FBR failed to enforce these procedures with respect to the Compudyne PIPE, in violation of NASD Conduct Rules 3010(b) and 2110. This failure resulted in FBR’s making a market in Compudyne shares while the firm was in possession of material, nonpublic information.

2.	By failing to recognize and correct these deficiencies, Friedman and Nichols were liable, as control persons under Section 20(a) of the Exchange Act, for FBR’s violation of Section 15(f) of the Securities Exchange Act of 1934 in connection with FBR’s failure to establish, maintain, and enforce written policies and procedures reasonably designed to prevent the misuse of material, nonpublic information. This conduct also violated NASD Conduct Rule 2110.

B.	FBR and Friedman hereby accept and consent, without admitting or denying the findings, and solely for the purposes of this proceeding and any other proceeding brought by or on behalf of NASD, or to which NASD is a party, prior to a hearing and without an adjudication of any issue of law or fact, to the entry of the following findings by NASD:

The firm’s trading in CDCY

1.	In September 2001, Compudyne entered into an investment banking relationship with FBR to raise capital by means of a private placement. Compudyne and FBR agreed to structure the private placement as a “private investment in public equity,” also commonly referred to as a PIPE. A PIPE is a private offering whereby accredited investors agree to privately purchase securities issued by a reporting company on the condition that a re-sale registration statement will be effective within a certain period of time. Once the SEC approves the registration statement, the investors obtain their shares, which they can then sell to public investors on the open market.

2.	In the Compudyne PIPE, the company offered to sell 1,080,000 new shares of common stock and arranged for the sale of another 1,370,000 shares of common stock controlled by William Blair Mezzanine Capital Partners II (“Blair”) (including shares underlying Blair warrants). Ultimately, the PIPE generated $29,400,000 in gross proceeds. Of this, Compudyne received $16,009,947, from which it paid off a $9 million, 13.15% loan from Blair as well as the expenses of the offering.

3.	On September 28, 2001, FBR began to market the Compudyne PIPE offering to its clients. Using a script prepared by its counsel, and without initially divulging Compudyne’s identity, FBR representatives told the firm’s clients that FBR represented an issuer in the electronic security sector that might soon sell some equity, that the deal would be structured as a PIPE and that, if the customer were interested, FBR would disclose who the issuer was and the terms of the potential PIPE transaction, but only if the customer agreed to keep the information confidential.

4.	Beginning no later than September 24, 2001, Friedman was aware of information concerning the upcoming PIPE transaction, including ongoing discussions with Compudyne regarding the structuring and other aspects of the offering. This information was material, non-public information. Friedman was responsible for supervising the firm’s Head Trader.

5.	FBR’s Head Trader was also a salesman in contact with customers. In his role as salesman, the Head Trader also participated in the Compudyne PIPE offering using confidential materials. On September 24, 2001,

FBR’s Head Trader became aware of information concerning the PIPE transaction through an information session about the Compudyne PIPE offering that was broadcast by FBR throughout the firm after the close of trading. This information was material, nonpublic information.

6.	Earlier that trading day, September 24, 2001, Friedman instructed the Head Trader to make a market in Compudyne, and the Head Trader began to do so. During the first few days of October 2001, Friedman gave specific trading instructions to the Head Trader to make a deep and liquid market in the stock, not to hide, and not to be afraid to sell the stock short if the price continued to rise. FBR and Friedman failed to focus on concerns related to the Head Trader’s possession of confidential information regarding the Compudyne PIPE.

7.	Believing that his buy-side market activities were restricted by Regulation M (“Reg M”), beginning on October 4, 2001, FBR’s Head Trader began trading CDCY in FBR’s proprietary market-making account. By the time the Compudyne PIPE transaction was made public on the morning of October 9, 2001, FBR had a net short position of approximately 179,495 shares of CDCY. After the public disclosure of the Compudyne PIPE until October 26, 2001, FBR bought approximately 180,000 shares and sold approximately 145,000 shares of CDCY. After the registration of the PIPE shares, FBR covered its net short position, mostly by purchasing approximately 140,000 shares on October 29, 2001.

8.	Accordingly, FBR traded Compudyne stock in a proprietary market making account before the public announcement of the PIPE deal, while aware of material, non-public information, in violation of Section 10(b) of the Securities Exchange Act of 1934, Rule 10b-5, and NASD Conduct Rules 2110 and 2120.

9.	FBR realized a profit of approximately $343,773 as a result of its improper trading in the market-making account before the public announcement of the PIPE deal.

10.	By engaging in the conduct described above as a controlling person of FBR, Friedman violated NASD Conduct Rule 2110. In addition, under Section 20(a) of the Securities Exchange Act of 1934, Friedman is liable as a controlling person for FBR’s violations of Section 10(b) and Rule 10b-5.

C.	FBR hereby accepts and consents, without admitting or denying the findings, and solely for the purposes of this proceeding and any other proceeding brought by or on behalf of NASD, or to which NASD is a party, prior to a hearing and without an adjudication of any issue of law or fact, to the entry of the following findings by NASD:

Failure to make affirmative determinations

1.	FBR’s trading of CDCY before the public announcement of the confidential PIPE deal was intended to help market the private placement by demonstrating to institutional investors that FBR was willing to risk its capital to make a deep and liquid market and to advertise FBR’s capabilities as a market maker of homeland defense stocks. These goals were not normal market-making functions, and they resulted in trading disproportionate to the usual market-making patterns or practices of the member in that security. Therefore, the trading was not bona fide market making and was therefore not exempt from NASD Conduct Rule 3370, which at the time required members not engaged in bona fide market making to make an affirmative determination that shares are available to borrow before selling short.

2.	FBR failed to make such affirmative determinations for the Compudyne shares it sold short, in violation of NASD Conduct Rules 3370 and 2110.

Inaccurate U-5

3.	During 2002 and 2003, FBR’s compliance department conducted a review of the outside business activities of the branch manager of FBR’s Charlotte, North Carolina, office. The review concerned potential violations of securities laws and regulations and industry standards of conduct.

4.	In November 2003, FBR filed with NASD a U-5 (Uniform Termination Notice for Securities Industry Termination) form that inaccurately certified that its Charlotte branch manager: a) was not under internal review for violating investment-related statutes, regulations, rules or industry standards of conduct when he terminated his association with the firm; and b) had not been accused of violating investment-related statutes, regulations, rules or industry standards of conduct before he voluntarily resigned from the firm. In connection with this inaccurate filing, FBR violated NASD By-Laws, Article V, Section 3, and NASD Conduct Rule 2110.

D.	FBR also consents to the imposition, at a maximum, of the following sanctions:

A censure by NASD;

Payment of $2,205,604, representing disgorgement of monies FBR obtained in the conduct described above, which FBR shall pay in accordance with the terms of a final judgment of the United States District Court for the District of Columbia, in Securities and Exchange Commission v. Friedman, Billings, Ramsey & Co., Inc.

A fine of $4,000,000 payable to NASD, and a civil penalty of $1,047,546 that FBR shall pay in accordance with the terms of a final judgment of the United States District Court for the District of Columbia, in Securities and Exchange Commission v. Friedman, Billings, Ramsey & Co., Inc., et al.;

Prejudgment interest of $502,689, which FBR shall pay in accordance with the terms of a final judgment of the United States District Court for the District of Columbia, in Securities and Exchange Commission v. Friedman, Billings, Ramsey & Co., Inc., et al.; and

An undertaking to hire an independent consultant, acceptable to NASD and the SEC, to review FBR’s operational and supervisory procedures designed to prevent the misuse of non-public information, to make recommendations for improvement in the content and enforcement of such procedures, and to review the implementation of the recommendations.

E.	Friedman also consents to the imposition, at a maximum, of the following sanctions:

A fine of $500,000 payable to NASD and a civil penalty of $746,056 that Friedman shall pay in accordance with the terms of a final judgment of the United States District Court for the District of Columbia, in Securities and Exchange Commission v. Friedman, Billings, Ramsey & Co., Inc., et al.; and

Suspension of association with any NASD member in a supervisory capacity for two years.

F.	Nichols also consents to the imposition, at a maximum, of the following sanctions:

A censure by NASD; and

A fine of $50,000 payable to NASD and a civil penalty of $60,000 that Nichols shall pay in accordance with the terms of a final judgment of the United States District Court for the District of Columbia, in Securities and Exchange Commission v. Friedman, Billings, Ramsey & Co., Inc., et al.

Respondents agree that they shall not seek or accept, directly or indirectly, reimbursement or indemnification, including but not limited to payment made pursuant to any insurance policy, with regard to all fine/penalty amounts that Respondents shall pay pursuant to this AWC and any fines Respondents shall pay to the SEC in the related settlement, whether such fine/penalty amounts or any part thereof are added to a distribution fund account or otherwise used for the benefit of investors. Respondents further agree that they shall not claim, assert, or apply for a tax deduction or tax credit with regard to any federal, state, or local tax for any fine/penalty amounts that they shall pay pursuant to this AWC and any fines Respondents shall pay to the SEC in the related settlement, regardless of whether such fine/penalty amounts or any part thereof are added to a distribution fund account or otherwise used for the benefit of investors.

The sanctions imposed herein shall be effective on a date set by NASD staff.

III.

OTHER MATTERS

A.	Respondents understand that each of them may attach a Corrective Action Statement to this AWC that is a statement of demonstrable corrective steps taken to prevent future misconduct. Respondents understand that they may not deny the findings or make any statement that is inconsistent with the AWC in this Statement. This Statement does not constitute factual or legal findings by NASD, nor does it reflect the views of NASD or its staff.

B.	Respondents agree to pay any monetary sanctions imposed on them upon notice that this AWC has been accepted and that such payments are due and payable and has attached an Election of Payment form showing the method by which they proposes to pay any fine imposed.

C.	Respondents specifically and voluntarily waive any right to claim that they are unable to pay, now or at any time hereafter, any monetary sanction imposed in this matter.

Respondents certify that they have read and understands all of the provisions of this AWC and has been given a full opportunity to ask questions about it, and that no offer, threat, inducement, or promise of any kind, other than the terms set forth herein, has been made to induce them to submit it.

December 14, 2006	/s/ William J. Ginivan
Date	Friedman, Billings, Ramsey & Co., Inc.
Respondent

	Name:	William J. Ginivan
	Title:	General Counsel

Reviewed by:

Vincent J. Badolato
Counsel for Respondent FBR

Dec 14, 2006	/s/ Emanuel J. Friedman
Date	Emanuel J. Friedman
Respondent

Reviewed by:

Colleen Doherty-Minicozzi
Counsel for Respondent Friedman

14 Dec 06	/s/ Nicholas J. Nichols
Date	Nicholas J. Nichols
Respondent

Reviewed by:

Mike Trager, Arnold & Porter LLP
Counsel for Respondent Nichols

Accepted by NASD:

12/19/06	/s/ Cameron K. Funkhouser
Date	Cameron K. Funkhouser
Senior Vice President
Department of Market Regulation

Signed on behalf of the Director of ODA, by delegated authority

Attachment

ELECTION OF PAYMENT FORM

Friedman, Billings, Ramsey & Co., Inc. intends to pay the fine proposed in Section II of the Letter of Acceptance, Waiver and Consent by the following method (check one):

☒	A firm check or bank check for the full amount;

☐	Credit card authorization for the full amount;[1]

☐	The installment payment plan (only if approved by NASD staff and the National Adjudicatory Council).[2]

Respectfully submitted,
Friedman, Billings, Ramsey & Co., Inc.

December 14, 2006	By:	/s/ William J. Ginivan
Date	Name:	William J. Ginivan
	Title:	General Counsel

[1]	Only Mastercard and Visa are accepted for payment by credit card. If this option is chosen, the appropriate forms will be mailed to you, with an invoice, by NASD’s Finance Department. Do not include your credit card number on this form.
[2]	The installment payment plan is only available for fines of $5,000 or more. Certain interest payments, minimum initial and monthly payments, and other requirements apply. You must discuss these terms with NASD staff prior to requesting this method of payment.

Attachment

ELECTION OF PAYMENT FORM

Emanuel J. Friedman intends to pay the fine proposed in Section II of the Letter of Acceptance, Waiver and Consent by the following method (check one):

☒	A firm check or bank check for the full amount;

☐	Credit card authorization for the full amount;[1]

☐	The installment payment plan (only if approved by NASD staff and the National Adjudicatory Council).[2]

Respectfully submitted,

Dec 14, 2006	/s/ Emanuel J. Friedman
Date	Emanuel J. Friedman

[1]	Only Mastercard and Visa are accepted for payment by credit card. If this option is chosen, the appropriate forms will be mailed to you, with an invoice, by NASD’s Finance Department. Do not include your credit card number on this form.
[2]	The installment payment plan is only available for fines of $5,000 or more. Certain interest payments, minimum initial and monthly payments, and other requirements apply. You must discuss these terms with NASD staff prior to requesting this method of payment.

Attachment

ELECTION OF PAYMENT FORM

Nicholas J. Nichols intends to pay the fine proposed in Section II of the Letter of Acceptance, Waiver and Consent by the following method (check one):

☒	A firm check or bank check for the full amount;

☐	Credit card authorization for the full amount;[1]

☐	The installment payment plan (only if approved by NASD staff and the National Adjudicatory Council).[2]

Respectfully submitted,

14 Dec 06	/s/ Nicholas J. Nichols
Date	Nicholas J. Nichols

[1]	Only Mastercard and Visa are accepted for payment by credit card. If this option is chosen, the appropriate forms will be mailed to you, with an invoice, by NASD’s Finance Department. Do not include your credit card number on this form.
[2]	The installment payment plan is only available for fines of $5,000 or more. Certain interest payments, minimum initial and monthly payments, and other requirements apply. You must discuss these terms with NASD staff prior to requesting this method of payment.